Azenta Receives Full Repayment of $35 Million Vendor Loan Related to Sale of B Medical Systems BURLINGTON, Mass., September 4, 2026 /PRNewswire/ -- Azenta, Inc. (Nasdaq: AZTA) today announced that it has received repayment in full, prior to maturity, of the $35 million secured vendor loan extended in connection with the previously announced sale of B Medical Systems S.à r.l. to Thelema S.à r.l. As part of the transaction, which closed on July 1, 2026, Azenta Germany GmbH, a wholly owned subsidiary of Azenta, Inc., entered into a Vendor Loan Agreement with Thelema S.à r.l., pursuant to which Azenta Germany GmbH provided a secured term loan to Thelema S.à r.l. in an aggregate principal amount of $35 million. The vendor loan, which was secured by a pledge over the equity interests of B Medical Systems, has been repaid in full prior to maturity, together with all accrued interest, and the share pledge securing the loan has been released. With the repayment of the vendor loan, Azenta has now received in cash the entire $63 million purchase price for B Medical Systems. "The repayment of the vendor loan completes the divestiture of B Medical Systems," said Dr. Martin D. Madaus, Interim President and Chief Executive Officer. "Azenta has now received the entire purchase price in cash, and the credit exposure associated with the transaction has been retired, supporting our disciplined approach to capital allocation." About Azenta Life Sciences Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling life science organizations around the world to bring impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. Our global team delivers and supports these products and services through our industry-leading brands, including GENEWIZ, FluidX, Ziath, 4titude, Limfinity, Freezer Pro, and Barkey. Azenta is headquartered in Burlington, MA, with operations in North America, Europe and Asia. For more information, please visit www.azenta.com Cautionary Note Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding Azenta's capital allocation strategy and the use of proceeds from the sale of B Medical Systems. These forward-looking statements are based on management's current expectations and are subject to known and unknown risks, uncertainties, and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Factors that may cause actual results to differ materially include, among others, general economic and market conditions, the Company's ability to execute its strategic initiatives and capital allocation plans, and other risks described in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Although the Company's forward-looking statements reflect the good faith judgment of its management, they are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements. Forward-looking statements speak only as of the date they are made, and, except as required by applicable law, Azenta undertakes no obligation to publicly update or revise any forward-looking statement, whether because of new information, future developments or otherwise. INVESTOR CONTACT for Azenta Life Sciences: Yvonne Perron Vice President, Financial Planning & Analysis, and Investor Relations ir@azenta.com Maria Isabel Cuartas Manager, Investor Relations ir@azenta.com